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                                                                     EXHIBIT 10K

                                   AGREEMENT

    This Agreement entered into this 3RD day of December, 1993 between NATIONAL COMPUTER SYSTEMS, INC. ("NCS"), and PHILIP W. ARNESON ("P. Arneson"), and, to the extent her individual interest appears herein, DELORES A. ARNESON ("D. Arneson") (P. Arneson and D. Arneson collectively hereinafter referred to as "Arneson") relative to NCS loans to Arneson and the employment termination package between NCS and P. Arneson.

    WHEREAS, P. Arneson's duties as Senior Vice President of NCS and President, NCS Financial ceased effective August 4, 1993; and

    WHEREAS, on April 30, 1993 the parties entered into a written agreement clarifying and confirming the rights and obligations of the parties respective to certain loans made by NCS to Arneson and the rights and obligations of each of the parties thereto, which agreement by reference is made a part hereof; and

    WHEREAS, NCS has guaranteed a first mortgage on the Spicer, Minnesota homestead of Arneson, which mortgage is in the principal sum of Two Hundred Seventy Five Thousand Dollars ($275,000); and

    WHEREAS, the parties have reached an understanding respective to the treatment of various rights, benefits and obligations of the parties relating to
P. Arneson's termination of employment.

    NOW THEREFORE, in consideration of the mutual promises contained herein, NCS and Arneson agree as follows:

        1. P. Arneson represents, understands and agrees that his duties as Senior Vice President of NCS and President, NCS Financial ceased upon the close of business August 4, 1993.

        2. The agreement entered into by and between the parties dated April 30, 1993 is incorporated herein by reference and affirmed by the parties and remains in full force and effect, except insofar as the same is modified by the contents hereof.

        3. Since August 4, 1993, NCS has paid to P. Arneson his regular salary of Two Hundred Thousand Dollars ($200,000) per annum, and NCS will continue the semi-monthly installments thereof to P. Arneson or his heirs until January 31, 1994, the close of NCS's fiscal year.

        4. Beginning February 1, 1994, NCS will pay to P. Arneson or his heirs the sum of One Hundred Thousand Dollars ($100,000) to be paid at the rate of Sixteen Thousand Six Hundred Sixty-Six and 66/100 Dollars ($16,666.66) per month, in semi-monthly installments, for the months of February through July, 1994 (6 months).

          For purposes of eligibility for medical, dental, and life insurance coverage and stock option grants only, P. Arneson will be an NCS employee during the elected payment periods.

        5. Beginning February 1, 1994, NCS will deduct interest from any amounts paid as set forth in Paragraph 4 above in accordance with the following: calculated at a rate per annum equal to one percent (1%) in excess of the rate of interest from time to time publicly announced by Norwest Bank Minnesota, N.A.

         The current withholding amount for interest of $1,300 per payment, or $2,600 per month will be continued through January 31, 1994.

        6. Since August 4, 1993, NCS has maintained intact all of P. Arneson's employment benefits, and those elected by him, and will continue to maintain the same through January 31, 1994. Commencing on February 1, 1994, NCS will maintain the employee medical, dental and life insurance benefits as provided to other employees until July 31, 1994, or until P. Arneson becomes

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    completely  covered  by another  plan,  whichever occurs  earlier. Currently outstanding employee stock options will continue to vest until July 31, 1994. Except for the PC Quote bonus, all other employee benefits, including but not limited to, bonuses, the outstanding Long-Term Incentive Plan award, sick or vacation time will cease as of January 31, 1994. P. Arneson may choose to continue the medical, dental and life coverage as personal coverage at P. Arneson's expense for eighteen (18) months after the end of the 1994 semi-monthly payment periods, or until covered by another plan.

        7.  NCS and P. Arneson agree that no allowance will be made by NCS to P.
    Arneson   as  and  for  office   space,  secretarial  services,  or  expense
    reimbursement.

        8. The present indebtedness owing by Arneson to NCS is Four Hundred Forty Five Thousand Dollars ($445,000) which is secured by a mortgage to NCS on the homestead of Arneson located at Spicer, Minnesota, said mortgage is subordinated to a mortgage on said property in favor of Norwest Bank Minnesota, N.A. in an original principal amount of Two Hundred Seventy Five Thousand Dollars ($275,000). With respect to the Four Hundred Forty Five Thousand Dollars ($445,000) of indebtedness, NCS will credit the avails of any and all existing stock options to which P. Arneson would be entitled to exercise through the end of the 1994 semi-monthly payments.

           a. To the extent P. Arneson exercises any stock options pursuant to present stock option agreements between Arneson and NCS, he will enter into an open market sale of the subject shares of NCS stock. NCS will then receive from and apply to Arneson's outstanding balance the difference between the market price recognized through the open market sale, after commissions, and the option price specified in the applicable stock option agreement, less an amount to be reasonably determined by NCS to cover P. Arneson's income taxes on the gain, which amount shall be retained by P. Arneson.

           b. Because of Arneson's bankruptcy and the inability to repay the indebtedness owing by Arneson to NCS, NCS agrees that it will on January 15, 1994, forgive Two Hundred Forty-Five Thousand Dollars ($245,000) of indebtedness of Arneson. Subsequently, in the event that the amounts or credits realized by P. Arneson pursuant to this Agreement exceed the remaining loan balance, NCS has the right to recover any amount so forgiven before any remaining amounts are paid to Arneson. At all times, the determination of the amount to be forgiven will be solely that of P. Arneson. NCS shall neither be responsible nor liable for the payment of any taxes incurred as the result of such debt forgiveness.

        The NCS guaranty to Norwest Bank Minnesota, N.A. of the loan secured by a first mortgage on the Arneson homestead in Spicer, Minnesota is not modified by this Agreement.

         NCS will maintain an assignment of the NCS Group Term Life Insurance equal to the portion provided by NCS (at no cost to P. Arneson) and release any assignment of amounts in excess thereof.

        9. NCS has an investment in the publicly traded common stock of PC Quote, Inc. NCS does hereby reaffirm an agreement heretofore made with P. Arneson for the payment of a special bonus of Two Hundred Thousand Dollars ($200,000) if the NASDAQ quoted stock price of PC Quote, Inc. common shares remains above Four Dollars ($4.00) per share for ninety (90) consecutive days or is acquired by another entity for Four Dollars ($4.00) or more per share prior to January 31, 1995; accordingly, if such event occurs, NCS will credit Arneson's indebtedness by the amount of $200,000. Any liability for income taxes shall be Arneson's responsibility.

        10. It is understood that P. Arneson is not an agent or representative of NCS. It is further understood that his membership on the Board of Directors of PC Quote is in his personal and individual capacity, however, it is his intent to cooperate fully with the designated NCS officer responsible for this investment.

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        11.  In consideration of this agreement,  P. Arneson, with the advice of counsel, hereby releases and discharges NCS, its employees, directors, officers, agents, successors, and assigns from any and all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim via administrative or legal proceedings against NCS for any such claims including, but not limited to, any claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. SectionSection 363.01 et seq.; Title VII of the Civil Rights Act, 42 U.S.C. SectionSection 2000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C.SectionSection 621 et seq.; or the Americans With Disabilities Act, 42 U.S.C. SectionSection 12101 et seq.; and any contract, quasi contract, or tort claims, whether developed or undeveloped, arising from or related to P. Arneson's employment with NCS, and/or the cessation of
    P. Arneson's employment with NCS. P. Arneson and NCS agree that, by signing this Agreement, P. Arneson does not waive any claims arising after the execution of this Agreement.

        12. NCS does hereby release and discharge P. Arneson from any and all liability for damages or claims arising from or related to P. Arneson's employment with NCS except as provided in this Agreement and to the extent of modification of the Agreement between the parties dated April 30, 1993.

        13. P. Arneson agrees that he was not entitled to the payments and benefits outlined in paragraphs 3, 4, and 6 as a result of his employment with NCS, but that the payments and benefits are being provided as consideration for his acceptance and execution of this Agreement.

        14. P. Arneson has been informed of his right to rescind this Agreement as far as it extends to potential claims under Minn. Stat. SectionSection
    363.01 et SEQ. (prohibiting discrimination in employment) by written notice to NCS within fifteen (15) calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to Mr. J.W. Fenton, Jr., Secretary-Treasurer, National Computer Systems, Inc., 11000 Prairie Lakes Drive, P.O. Box 9365, Minneapolis, MN 55440, delivered or post-marked within such fifteen (15) day period. P. Arneson understands that NCS will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by NCS pursuant to paragraph 3 and 4, above, shall be immediately repaid by P. Arneson to NCS.

        15. P. Arneson has been informed of his right to revoke this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. SectionSection 621 et SEQ. by informing NCS of his intent to revoke this Agreement within seven (7) calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to Mr. J.W. Fenton, Jr., Secretary-Treasurer, National Computer Systems, Inc., 11000 Prairie Lakes Drive, P.O. Box 9365, Minneapolis, MN 55440, delivered or postmarked within such seven (7) day period. This Agreement shall not become effective or enforceable until the seven (7) day period has expired.

        16. P. Arneson has also been informed that the terms of this Agreement shall be open for acceptance by him for a period of twenty-one (21) days during which time he may consider whether to accept this Agreement.

        17. This Agreement constitutes a contract enforceable against either party and shall be construed and enforced in accordance with the laws of the State of Minnesota. Nothing contained in this Agreement is intended to violate any applicable law. If any part of this Agreement is construed to be in violation of a state and/or federal law, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect.

        18. This Agreement shall not in any way be construed as an admission by NCS that it has acted wrongfully with respect to P. Arneson or any other person, or that P. Arneson has any rights

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    whatsoever  against  NCS. NCS  specifically disclaims  any liability  to, or wrongful acts against, P. Arneson or any other person, on the part of itself, its directors, its employees, its representatives or its agents.

        19. The terms of this Agreement shall remain strictly confidential between the parties hereto, and shall not be disclosed to third persons unless required by law.

        20. P. Arneson hereby affirms and acknowledges that he has read the foregoing Agreement and that he has been advised to consult with an attorney prior to signing this Agreement. P. Arneson agrees that the provisions set forth in this Agreement are written in language understandable to him and further affirms that he understands the meaning of the terms of this Agreement and their effect. P. Arneson represents that he enters into this Agreement freely and voluntarily.

        21. This Agreement may be executed by facsimile signatures which shall be valid and enforceable as original signature.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of this 3rd day of December, 1993.

                                          NATIONAL COMPUTER SYSTEMS, INC.

                                          By        /s/ CHARLES W. OSWALD

                                             -----------------------------------

                                          Its              Chairman

                                             -----------------------------------

                                                    /s/ PHILLIP W. ARNESON

                                             -----------------------------------
                                                       Philip W. Arneson

                                                    /s/ DELORES A. ARNESON

                                             -----------------------------------
                                                      Delores A. Arneson

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